Exhibit 10.9

DATED: July 23, 2018

MIMECAST UK LIMITED

as Grantor

and

JPMORGAN CHASE BANK, N.A.

as Administrative Agent and secured party

SECURITY INTEREST AGREEMENT

in relation to the capital of Mimecast Offshore Limited and contract rights in or pursuant to Loan Agreements

TABLE OF CONTENTS

1.	DEFINITIONS AND INTERPRETATION	1

2.	CREATION, ATTACHMENT AND PERFECTION OF SECURITY INTERESTS	6

3.	FURTHER ASSURANCE AND POWER OF ATTORNEY	9

4.	REPRESENTATIONS AND WARRANTIES	10

5.	COVENANTS AND UNDERTAKINGS	11

6.	VOTING RIGHTS	12

7.	DIVIDENDS AND OTHER DERIVATIVE ASSETS	13

8.	CONTRACT RIGHTS AND LOAN RECEIVABLES	14

9.	ENFORCEMENT BY THE ADMINISTRATIVE AGENT	15

10.	ASSIGNMENT AND SUCCESSION	17

11.	SET-OFF	17

12.	SUSPENSE ACCOUNT	18

13.	EXTINGUISHMENT OF SECURITY INTEREST(S)	18

14.	MISCELLANEOUS	19

15.	COMMUNICATIONS	21

16.	GOVERNING LAW AND JURISDICTION	21

17.	AGENT FOR SERVICE	22

	THE SCHEDULE	23

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THIS AGREEMENT is made the 23rd day of July 2018

BETWEEN:

(1)	MIMECAST UK LIMITED a company incorporated in England and Wales with registered number 04698693 and having its registered office at 6th Floor Citypoint, One Ropemaker Street, London, United Kingdom, EC2Y 9AW (the “Grantor”); and

(2)	JPMORGAN CHASE BANK, N.A. as administrative agent for the Lenders (as defined below) (the “Administrative Agent”).

WHEREAS:

(A)	The Grantor enters into this Agreement as a condition precedent to the advance of a loan to the Borrower under the Credit Agreement.

(B)	The Grantor and the Administrative Agent intend this Agreement to be a security agreement for the purposes of the Law (as defined below).

IT IS HEREBY AGREED as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	In this Agreement:

the “Administrative Agent”	includes the successors and assigns of the person named as the Administrative Agent above;

“advance”	has the meaning given to that word in Article 33(4) of the Law;

“Affected Securities”	means the Securities which from time to time comprise or are included in the Collateral;

“after-acquired property”	has the meaning given to that expression in the Law;

“this Agreement”	extends to every separate and independent stipulation contained herein and includes the Recitals and Schedules and any amendment, variation, supplement, replacement, restatement or novation which is for the time being in effect;

“Bankrupt” and “Bankruptcy”	include the meanings given to those words by Article 8 of the Interpretation (Jersey) Law, 1954 as well as any other state of bankruptcy, insolvent winding up, administration, receivership, administrative receivership or similar status under the laws of any relevant jurisdiction;

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“Borrower”	means Mimecast Limited, a company incorporated in Jersey with registered number 119119 as borrower under the terms of the Credit Agreement;

the “Collateral”

means:

(a)   one ordinary share of £1.00 in the capital of the Company;

(b)   any other Securities in the Company that may from time to time be legally and/or beneficially owned by the Grantor;

(c)   all Derivative Assets;

(d)   all Contract Rights;

(e)   (where the context allows) any proceeds (that are not Derivative Assets) of all such Securities, the Derivative Assets and the Contract Rights; and

(f)   all the Grantor’s right, title and interest from time to time to and in all such Securities, the Derivative Assets, the Contract Rights and proceeds,

including any after-acquired property falling within any of the above paragraphs of this definition but shall not include any Excluded Property;

the “Company”	means Mimecast Offshore Limited a company incorporated in Jersey with registered number 93944;

the “Confirmation”	means the confirmation to be given to the Administrative Agent by the Company substantially in the form set out in the Schedule;

“Contract Rights”	means all right, title and interest and powers, present and future, of the Grantor to or in or pursuant to a Loan Agreement including the payment obligations and liabilities of a Loan Agreement Counterparty documented or evidenced by that Loan Agreement;

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“Control”	means “control” as that word is defined in Article 3(5) of the Law;

the “Credit Agreement”	means the credit agreement dated on or about the date of this Agreement between, amongst others, the Borrower, the Administrative Agent and the lenders named therein;

“Data Protection Laws”	means any privacy and/or data protection law applicable from time to time to any party to this Agreement which may include, without limitation, the Data Protection (Jersey) Law 2018, the Data Protection Authority (Jersey) Law 2018 and the EU General Data Protection Regulation (Regulation EU 2016/679);

“Derivative Assets”	means all Securities, dividends, distributions, interest or other property (whether of a capital or income nature) accruing, deriving, offered or issued at any time (including after-acquired property) by way of dividend, bonus, redemption, exchange, substitution, conversion, consolidation, sub-division, preference, option or otherwise that are attributable to any Affected Securities or any Derivative Assets previously described and all rights from time to time thereto but not including voting rights as separate from the Affected Securities;

“Event of Default”	has the meaning given to that term in the Credit Agreement;

the “Exchange Rate”	means a rate of exchange between one currency and another which in accordance with normal banking procedures the Administrative Agent could purchase the specified currency with such other currency at the Administrative Agent’s main New York City office on the Business Day preceding the time that the exchange is effected;

“Excluded Property”	has the meaning given to that term in the Security Agreement (as defined in the Credit Agreement);

“Further Advance”	means “further advance” as that expression is defined in Article 33(4) of the Law, for the avoidance of doubt being of any amount or value, made for any purpose and whether or not contemplated by any party to this Agreement when this Agreement is executed;

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the “Grantor”	includes the successors or (as the case may be) heirs of the person named as the Grantor above;

“Group”	in relation to a corporate body means that corporate body, its subsidiaries, its holding bodies and any other subsidiaries of its holding bodies (and the expressions “subsidiaries” and “holding bodies” having the same meanings as in the Companies (Jersey) Law 1991);

the “Law”	means the Security Interests (Jersey) Law 2012;

“Lien”	has the meaning given to that word in the Credit Agreement;

“Loan Agreement”	means any present or future loan agreement or other arrangement evidencing Indebtedness (whether in writing or not) between, among others as the case may be, the Grantor and a Loan Agreement Counterparty, evidencing or creating a debt obligation owed by such Loan Agreement Counterparty (as borrower or, in the case of a loan note or similar, as issuer) to the Grantor (as lender, or, in the case of a loan note or similar, as holder);

“Loan Agreement Counterparty”	means:

(a)   an entity incorporated, established or resident in Jersey in its capacity as borrower or, in the case of a loan note or similar, as issuer under a Loan Agreement, whether that Loan Agreement is governed by the laws of Jersey or the laws of any other jurisdiction; and

(b)   an entity incorporated, established or resident in any jurisdiction other than Jersey, in its capacity as borrower or, in the case of a loan note or similar, as issuer under or in respect of any Loan Agreement, where that Loan Agreement is governed by the laws of Jersey;

“Loan Receivables”	means all such Contract Rights as consist in the right, title and interest to and in any amount payable to the Grantor under a Loan Agreement;

“proceeds”	has in relation to the (other) Collateral the meaning given to that word in the Law;

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“Required Currency”	means the currency or currencies in which the Secured Obligations are for the time being expressed;

the “Secured Obligations”	has the meaning given to that term in the Credit Agreement and includes for the avoidance of doubt any obligations and liabilities in respect of any Further Advances;

the “Secured Parties”	has the meaning given to that term in the Credit Agreement;

“Securities”	means any property which is of a type to which Article 4(a)(ii) of the Law applies;

“Security Interests”	means the security interest(s) created by or for which provision is made in this Agreement; and

“Security Period”	means the period beginning on the date of this Agreement and ending on the date on which all of the Secured Obligations have been unconditionally and irrevocably paid and discharged in full (which expression shall not include a payment of a dividend in a liquidation, winding up or bankruptcy of less than 100%), all Letters of Credit and Commitments are terminated and all Commitments have expired or been terminated or expired (in each case, other than (A) contingent obligations and (B) Secured Swap Obligations and Secured Banking Services Obligations as to which arrangements satisfactory to the applicable Swap Provider, or Banking Services Provider have been made and (C) Letters of Credit as to which other arrangements satisfactory to the Administrative Agent and the Issuing Bank have been made).

1.2	In this Agreement, unless the context otherwise requires:

	1.2.1	the singular includes the plural and the masculine includes the feminine and neuter genders and vice versa;

	1.2.2	references to a “Recital”, “Clause” or “Schedule” are to a recital, clause or schedule of or to this Agreement;

	1.2.3	references to any other agreement, instrument or document shall be construed as references to such agreement, instrument or document in force for the time being and as amended, varied, supplemented, replaced, restated or novated from time to time in

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accordance with its terms or, as the case may be, with the agreement of the relevant parties and including any (however fundamental) variation, increase, extension or addition of or to: (a) any such agreement, instrument or document (including any Loan Document); and/or (b) any facility or amount or value made available thereunder; and/or (c) any purpose thereof, and whether or not contemplated by any party to this Agreement or any other obligor when this Agreement is executed;

	1.2.4	references to any statutory provision are to such statutory provision as modified or re-enacted for the time being in force and include any analogous provision or rule under any applicable law;

	1.2.5	references to a “person” include any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium or partnership (whether or not having separate legal personality);

	1.2.6	words and expressions not otherwise defined in this Agreement shall be construed in accordance with the Credit Agreement and words and expressions not otherwise defined in this Agreement or in the Credit Agreement shall, if defined in the Law, be construed in accordance with the Law;

	1.2.7	the Administrative Agent is “the secured party”, the Grantor is “the grantor”, the Collateral is the “collateral” and this Agreement is a “security agreement”, for the purposes of the Law;

	1.2.8	the Recitals and Schedules form part of this Agreement and shall have the same force and effect as if they were expressly set out in the body of this Agreement;

	1.2.9	a reference in this Agreement to any assets includes, unless the context otherwise requires, present and future/after-acquired property;

	1.2.10	an Event of Default is “continuing” if it has not been remedied or waived in writing in accordance with the provisions of the Credit Agreement; and

	1.2.11	to the extent that there is a conflict or inconsistency between the provisions of the Credit Agreement and this Agreement, the provisions of the Credit Agreement shall prevail, unless this would prejudice the security interests constituted or intended to be constituted by this Agreement, or be contrary to the requirements of the Law.

1.3	Clause headings are inserted for convenience only and shall not affect the construction of this Agreement.

2.	CREATION, ATTACHMENT AND PERFECTION OF SECURITY INTERESTS

2.1	The Grantor and the Administrative Agent hereby agree that the Administrative Agent shall have continuing first priority security interests in the Collateral as security for the Secured Obligations in accordance with the Law and that such security is hereby created.

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2.2	To the intent that the Security Interests shall attach to the Collateral, the Grantor and the Administrative Agent hereby agree that:

	2.2.1	subject to Clause 2.10, in the case of Affected Securities represented by a certificate or certificates the Administrative Agent shall have Control of such Affected Securities for the purposes of Articles 3(5) and 18(1)(c)(i) of the Law by being (at the option of the Administrative Agent) registered with the Company as the holder of the Affected Securities; and

	2.2.2	to the extent that the Administrative Agent shall not have Control of some or any of the Affected Securities represented by a certificate or certificates pursuant to Clause 2.2.1, the Administrative Agent shall have Control of such Affected Securities for the purposes of Articles 3(5) and 18(1)(c)(i) of the Law by being in possession of all certificates representing all such Affected Securities; and

	2.2.3	in the case of Collateral that is not Affected Securities to which Security Interests have attached pursuant to Clauses 2.2.1 or 2.2.2, the Security Interests shall hereby attach to such Collateral for the purposes of Article 18(1)(c)(ii) of the Law.

2.3	In accordance with Clause 2.2, and in order to facilitate the exercise of the Administrative Agent’s rights under this Agreement, the Grantor has delivered together with this Agreement and shall ensure that in the future there shall promptly be delivered to the Administrative Agent or to its order:

	2.3.1	the certificates representing all Affected Securities represented by a certificate or certificates;

	2.3.2	instruments of transfer in respect of all Affected Securities represented by a certificate or certificates and in respect of which Security Interests are attached under Clause 2.2.2, duly executed by the holder but otherwise completed or partially completed in such manner as the Administrative Agent directs;

	2.3.3	a copy (certified true and correct by a director or the secretary of the Company) of the register of members of the Company showing:

(a) in the case of Affected Securities in respect of which Security Interests are attached under Clause 2.2.1, the Administrative Agent; and

(b) in the case of Affected Securities in respect of which Security Interests are attached under Clause 2.2.2, the Grantor,

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as the registered holder of all Affected Securities represented by a certificate or certificates and in either case noting the interest of the Administrative Agent pursuant to this Agreement; and

	2.3.4	the Confirmation, signed by a director or other duly authorised signatory of the Company.

2.4	In accordance with Articles 18 (Attachment: general rule) and 19 (After-acquired property) of the Law, the Administrative Agent and the Grantor hereby agree that the Security Interests shall attach:

	2.4.1	to the extent that the Collateral does not constitute after-acquired property, to such Collateral immediately upon execution of this Agreement; and

	2.4.2	to the extent that the Collateral constitutes after-acquired property, to such Collateral immediately on the acquisition of rights in such Collateral by the Grantor without the need for any specific appropriation of the property by the Grantor.

2.5	To the intent that the Security Interests shall be perfected in accordance with the Law the Administrative Agent and the Grantor hereby agree that:

	2.5.1	the Security Interests in the Affected Securities represented by a certificate or certificates shall be perfected by the Administrative Agent having Control of such Collateral pursuant to Clause 2.2.1 or 2.2.2 and/or (at the option of the Administrative Agent) by registration of a financing statement in accordance with Article 22(4) of the Law;

	2.5.2	the Security Interests in any Affected Securities not represented by a certificate or certificates shall be perfected by registration of a financing statement in accordance with Article 22(4) of the Law;

	2.5.3	the Security Interests in any other Collateral that is not Affected Securities represented by a certificate or certificates shall be perfected by registration of a financing statement in accordance with Article 22(4) of the Law; and

	2.5.4	the Security Interests in proceeds shall, without prejudice to the operation of Article 26 (Temporary perfection of security interests in proceeds) of the Law, be perfected by registration of a financing statement in accordance with Article 25 (Continuous perfection of security interests in proceeds) of the Law.

2.6	The Administrative Agent may, subject only to the Law, at any time (without exercising the power of enforcement) cause or require any person on its behalf other than the Grantor to become the registered holder of any part of the Collateral and/or to have possession of the certificates representing the Affected Securities.

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2.7	The Administrative Agent may complete a blank or partially completed instrument of transfer in such manner as for the time being appears appropriate to the Administrative Agent for the purpose of becoming registered under Clause 2.2.1 or otherwise facilitating the exercise of any of its rights under this Agreement and on the request of the Administrative Agent, the Grantor shall immediately procure entry of the transferee named in such instrument of transfer in the register of members of the Company.

2.8	The Grantor hereby agrees that the Administrative Agent may at any time and from time to time without the consent of the Grantor take any such further action as the Administrative Agent may deem necessary or desirable in order to give the Administrative Agent a continuing first priority security interest or interests in the Collateral under the Law that satisfies the requirements of the Law as to attachment and perfection.

2.9	The Grantor covenants with and undertakes to the Administrative Agent for itself and on behalf of the other Secured Parties to pay and discharge the Secured Obligations when due.

2.10	The Administrative Agent hereby agrees that notwithstanding Clauses 2.2.1, 2.6 and 2.7, it (or its nominee) shall not become registered as holder of the Affected Securities in the register of members of the Company unless and until the occurrence of an Event of Default which is continuing.

3.	FURTHER ASSURANCE AND POWER OF ATTORNEY

3.1	The Grantor hereby agrees that from time to time forthwith upon the written request of the Administrative Agent the Grantor shall, at the Grantor’s expense, do all acts and promptly execute and deliver to the Administrative Agent all further instruments and documents and do any act or thing which the Administrative Agent may reasonably require for the purpose of obtaining the full benefit or intended benefit of this Agreement.

3.2	For the purpose of facilitating the exercise of the powers of the Administrative Agent under the Law and pursuant to this Agreement, the Grantor hereby irrevocably appoints the Administrative Agent as the Grantor’s attorney (with full power of substitution) for the Grantor and in the name of and on behalf of the Grantor to sign, execute, seal, deliver, acknowledge, file, register and perfect any and all assurances, documents, instruments, agreements, transfers, certificates and consents whatsoever and to do any and all such acts and things whatever which the Grantor has capacity to do in relation to any matters dealt with in or the subject of this Agreement and which the Administrative Agent may deem necessary or advisable in order to give full effect to the purposes of this Agreement, including, without limitation, anything referred to in Clause 9 provided always that the Administrative Agent shall not be entitled pursuant to this power of attorney to take any step until an Event of Default has occurred and is continuing.

3.3	The Grantor covenants with and undertakes to the Administrative Agent to ratify and confirm any lawful exercise or purported exercise of the power of attorney constituted in Clause 3.2.

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4.	REPRESENTATIONS AND WARRANTIES

4.1	The Grantor represents and warrants to the Administrative Agent on the date of this Agreement and represents on each day with reference to the facts and circumstances then existing, and continues to warrant, until the Administrative Agent’s security interest in the Collateral is wholly discharged:

	4.1.1	that for the purposes of Article 18(1)(a) of the Law, value has been given;

	4.1.2	that for the purposes of Article 18(1)(b) of the Law, the Grantor has rights in all of the Collateral and the power to grant rights in the Collateral to the Administrative Agent;

	4.1.3	that, subject only to the Security Interests, the Collateral is the Grantor’s sole and absolute property free from any Lien except for Liens permitted under Section 6.02 of the Credit Agreement and that the Grantor’s title to the Collateral is not liable to be challenged on any grounds;

	4.1.4	that all Affected Securities have been duly issued and are fully paid (including any premium thereon) and that none is or will be subject to any options to purchase or sell or any similar rights or obligations;

	4.1.5	that, except as may be created by this Agreement, there are and will be no restrictions or prohibitions on the transferability of any of the Collateral pursuant to the terms of this Agreement or on the exercise of rights constituting or included in the Collateral;

	4.1.6	that the Grantor has good cause and full power, authority and competence to enter into and perform this Agreement and that it has duly obtained any authority, consent and approval which is necessary for it properly to do so;

	4.1.7	that this Agreement constitutes legal, valid and binding obligations of the Grantor that are enforceable in accordance with their terms;

	4.1.8	that the Grantor has not granted any power of attorney or similar right in respect of any rights or powers relating to the Collateral other than to the Administrative Agent under this Agreement;

	4.1.9	that no governmental or regulatory approval, filing or registration (other than any registration of a financing statement under the Law in accordance with Clause 2 required in order to perfect a security interest that has not been perfected by another means) is required in order to give the Administrative Agent the full benefit of a continuing first priority security interest in all of the Collateral pursuant to the terms of this Agreement;

	4.1.10	that all Security Interests will be recognised for so long as the Administrative Agent does not relinquish Control of the Affected Securities and does not permit any registration made pursuant to Clause 2.5 to expire, as attached and perfected, first priority rights of security over the Collateral for the Secured Obligations in any Bankruptcy of the Grantor;

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	4.1.11	that the Grantor:

(a) has disclosed all of its previous names (if any) to the Administrative Agent; and

(b) is not in the process of changing its name;

	4.1.12	that the Company is a duly incorporated and validly existing company under the laws of Jersey with full power and authority and having any consent and approval necessary to hold its assets and to conduct its business as presently conducted; and

	4.1.13	that the Affected Securities insofar as comprising issued shares in the Company comprise the whole of the issued share capital of the Company.

4.2	The Grantor acknowledges that the Administrative Agent has entered into this Agreement in reliance on the representations and warranties set out in this Clause 4.

5.	COVENANTS AND UNDERTAKINGS

5.1	The Grantor covenants with and undertakes to the Administrative Agent to the intent that the same shall be continuing covenants and undertakings until the Administrative Agent’s security interest in the Collateral is wholly discharged:

	5.1.1	that the Grantor shall immediately on request provide to the Administrative Agent all information that the Administrative Agent requires in order to register any financing statement or financing change statement in accordance with Clause 2.5 or any other provision of this Agreement;

	5.1.2	that the Grantor shall comply with all requests for information which is within its knowledge and which are made under any law or regulation or by any listing or other authority or any similar provision contained in any articles of association or other constitutional document relating to any Security Assets. If the Grantor fails to do so, the Administrative Agent may elect to provide any information which it may have on behalf of the Grantor;

	5.1.3	that the Grantor will promptly supply to the Administrative Agent a copy of any information referred to in Clause 5.1.2;

	5.1.4	promptly to pay all calls and other payments due in respect of the Collateral without cost to the Administrative Agent;

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	5.1.5	that the Grantor shall remain liable to observe and perform all of the other conditions and obligations assumed by it in respect of any of the Collateral, notwithstanding the method by which the Security Interests may have attached or been perfected;

	5.1.6	that, except pursuant to the terms of this Agreement, there are and will be no restrictions on the transferability of any of the Collateral or on the exercise of rights constituting or included in the Collateral;

	5.1.7	not to take or permit the taking of any action which may result in any rights, terms, conditions, agreements or arrangements in respect of or applicable to the Collateral being breached, amended or replaced in any respect;

	5.1.8	that the Grantor shall not change its name without first notifying the Administrative Agent in writing of the proposed new name not less than ten Business Days before the change takes effect;

	5.1.9	that the Grantor shall procure that:

(a) any restriction or prohibition applicable to the Collateral (or any part thereof) which may restrict or prohibit the grant or enforcement of the Security Interests, is waived or removed; and

(b) any condition or consent required for the grant or enforcement of the Security Interests is fulfilled or obtained,

in each case, as soon as reasonably practicable; and

	5.1.10	that unless the Administrative Agent otherwise agrees in writing, the Grantor shall forthwith procure the discharge of the registration of any security interest that is registered against it in relation to any Collateral (other than registration in respect of any Security Interest).

5.2	The Grantor acknowledges that the Administrative Agent has entered into this Agreement in reliance on the covenants and undertakings set out in this Clause 5.

6.	VOTING RIGHTS

6.1	Without in any way limiting the foregoing and subject to Clause 6.2 below, the Grantor shall have the right to exercise all voting rights or other rights relating to the Collateral for all purposes not materially inconsistent with this Agreement, the Credit Agreement or any other Loan Document; provided that no vote or other right shall be exercised or action taken which would have the effect of materially impairing the rights of the Administrative Agent in respect of the Collateral.

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6.2	Subject to Clause 6.4., following notice from the Administrative Agent to the Grantor of its intention to exercise such rights, the Administrative Agent or its nominee at any time following the occurrence of an Event of Default which is continuing, may (but without any obligation to do so or liability for failing to do so) exercise or cause to be exercised all voting rights or other rights relating to the Collateral as if it were the absolute owner thereof.

6.3	Clause 6.4 applies where the rights of the Administrative Agent under Clause 6.2 are so extensive in relation to a body corporate which has issued Affected Securities (the “Issuer”) that:

	6.3.1	the Administrative Agent (or its nominee) holds a majority of the voting rights of the Issuer; or

	6.3.2	the Administrative Agent (or its nominee) is a member of the Issuer and has the right to appoint or remove a majority of its board of directors; or

	6.3.3	the Administrative Agent (or its nominee) is a member of the Issuer and controls alone, pursuant to an agreement with other shareholders or members, a majority of the voting rights of the Issuer.

6.4	If as a result of the circumstances described in Clause 6.3 the Issuer would, but for this provision, be treated as a subsidiary of the Administrative Agent for the purposes of the Companies (Jersey) Law 1991, the Administrative Agent shall exercise such rights and cause them to be exercised only:

	6.4.1	for the purpose of preserving the value of or realising any Affected Securities; or

	6.4.2	if the Administrative Agent deems fit, in accordance with the instructions of the Grantor or (where the Grantor is a body corporate) those of another body corporate in the same Group as the Grantor; or

	6.4.3	where the Affected Securities are held in connection with the granting of a loan as part of normal business activity, in a manner which is in the interests of the Grantor or (if the Grantor is a body corporate) those of another body corporate in the same Group as the Grantor.

7.	DIVIDENDS AND OTHER DERIVATIVE ASSETS

7.1	The Administrative Agent shall not have (and nor shall any nominee of the Administrative Agent have) any duty to take up any Derivative Assets or to ensure that any such Derivative Assets are duly and punctually paid, received or collected as and when due and payable or to ensure that the correct amounts are paid, received or collected.

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7.2	Prior to the occurrence of an Event of Default which is continuing, the Grantor shall be entitled to collect and receive for its own use all Derivative Assets to the extent not in violation of the Credit Agreement. Notwithstanding the foregoing, if a Grantor receives Derivative Assets that are other than cash, such other property is, for the avoidance of doubt, Collateral hereunder, and shall be subject to the requirements (including baskets for permitted dispositions) set forth in this Agreement and in the Credit Agreement.

7.3	During the continuance of an Event of Default, all Derivative Assets, whenever paid or made during the continuance thereof, shall, upon the written request of the Administrative Agent, be delivered to the Administrative Agent and shall, if received by the Grantor, be received in trust for the benefit of the Administrative Agent, be segregated from the other property or funds of the Grantor, and shall, upon the written request of the Administrative Agent, be forthwith delivered to the Administrative Agent in the same form as so received (with any necessary endorsement).

7.4	In the case of dividends, interest and other Derivative Assets of an income nature the Administrative Agent may, following the occurrence of an Event of Default which is continuing, at its discretion:

	7.4.1	apply all or any part of such Derivative Assets in or towards the discharge of the Secured Obligations; and/or

	7.4.2	agree with the Grantor that the Grantor may retain all or any part of such Derivative Assets free of the security interest created under this Agreement.

7.5	Until such application or agreement, or collection or receipt pursuant to Clause 7.2, dividends, interest and other Derivative Assets of an income nature shall remain part of the Collateral.

7.6	For the avoidance of doubt, a security interest in Affected Securities shall itself encompass all Derivative Assets which are considered as a matter of law to be a composite part of such Affected Securities.

8.	CONTRACT RIGHTS AND LOAN RECEIVABLES

8.1	Prior to the occurrence of an Event of Default which is continuing, the Grantor shall, subject to Clause 5.1 (Covenants and Undertakings) and the other terms of the Loan Documents, be entitled to receive all Loan Receivables and otherwise exercise all Contract Rights.

8.2	Any Loan Receivables that the Grantor receives in accordance with Clause 8.1 shall, upon receipt, be automatically released from the Security Interests.

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8.3	Following the occurrence of an Event of Default which is continuing:

	8.3.1	only the Administrative Agent shall be entitled to receive all Loan Receivables and otherwise exercise all Contract Rights; and

	8.3.2	the Grantor shall, to the extent that any Loan Receivables are received by it, account to the Administrative Agent for such Loan Receivables and, pending delivery, shall hold such Loan Receivables on trust for the Administrative Agent.

9.	ENFORCEMENT BY THE ADMINISTRATIVE AGENT

9.1	The Administrative Agent’s power of enforcement over the Collateral shall become exercisable immediately upon the occurrence of an Event of Default which is continuing, provided that the Administrative Agent has served on the Grantor written notice specifying the Event of Default which is continuing.

9.2	Subject only to the Law, the Administrative Agent may exercise the power of enforcement in respect of the Security Interests in any manner permitted by or not in conflict with the Law, including, without limitation, by the Administrative Agent or some person on its behalf:

	9.2.1	appropriating all or some of the Collateral (whether in one or a number of transactions and whether simultaneously or in series);

	9.2.2	selling all or some of the Collateral (whether in one or a number of transactions and whether simultaneously or in series);

	9.2.3	by taking any one or more of the following ancillary actions:

(a) taking control or possession of all or any of the Collateral;

(b) exercising any rights of the Grantor in relation to all or any of the Collateral;

(c) instructing any person who has an obligation in relation to all or any of the Collateral to carry out that obligation for the benefit of the Administrative Agent (or to its order); and

	9.2.4	exercising or applying any remedy set out in this Clause 9.2.4 (such remedies being exercisable pursuant to the power of enforcement) to the extent that such remedy is not in conflict with the Law:

(a) directing from time to time the Grantor as to how it shall exercise or cause to be exercised all or any voting and other rights attaching to all or any Affected Securities;

(b) directing the Grantor as to the disposal of all or any of the Collateral, including, where appropriate specifying the person(s) who are to acquire such Collateral, the terms upon and manner in which such disposal(s) shall take place, including

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the price or other cause or consideration (whether payable immediately, by instalments or otherwise deferred); and directing the mode of application of the proceeds of such disposal(s) in such manner as the Administrative Agent shall in its absolute discretion determine, including by way of sale to a third party, to the Administrative Agent or to an associate or nominee of the Administrative Agent.

9.3	For the purposes of this Agreement, references to the exercise of a “power of enforcement” shall include any method or process by which value is given, allowed or credited by the Administrative Agent for the Collateral against the Secured Obligations.

9.4	Where the power of appropriation or sale is exercised in relation to any non-monetary obligation, the “monetary value” (as referred to in Article 51 (When does a surplus exist?) of the Law) of such obligation shall be the loss or losses suffered by the Secured Parties or by any other person by reason of non-performance of such obligation (including as such obligation is owed, or also owed, to any other person), including, without limitation, any such loss(es) as calculated and set out in a certificate submitted to the Grantor by the Administrative Agent.

9.5	The Administrative Agent may at any time and from time to time exercise one or more than one of the powers set out in Clause 9.2, in whatever order and combination as the Administrative Agent thinks fit.

9.6	In accordance with Article 44(4) of the Law, the Administrative Agent and the Grantor hereby agree that notice need not be given under Article 44 (Notice of appropriation or sale of collateral) of the Law to the Grantor.

9.7	The Administrative Agent may at its discretion:

	9.7.1	exercise its power of enforcement in respect of the Security Interests over any part of the Collateral without reference to the time, manner, cause, consideration or Exchange Rate that may be/has been applicable to such exercise in respect of any other part of the Collateral; and

	9.7.2	refrain from exercising its power of enforcement in respect of the Security Interests over any one part of the Collateral notwithstanding that it shall have exercised such power over any other part of the Collateral.

9.8	No person dealing with the Administrative Agent shall be concerned to enquire as to the propriety of exercise of any power of enforcement in respect of the Security Interests (including, without limitation, whether any Security Interest has become enforceable, whether any of the Secured Obligations remain due, as to the necessity or expediency of any conditions to which a sale or other disposition is made subject or generally as to the application of any monies representing the proceeds of enforcement of the Security Interests in respect of the Collateral). Each such dealing shall be deemed in favour of such person to be valid, binding and effectual.

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9.9	To the fullest extent permitted by law, the Administrative Agent shall be under no liability to the Grantor for any failure to apply and distribute any monies representing the proceeds of enforcement of the Security Interests in respect of the Collateral in accordance with the Law if the Administrative Agent applies and distributes such monies in good faith without further enquiry and in accordance with the information expressly known to it at the time of application and distribution.

9.10	In accordance with Article 54(5)(a) of the Law, the Administrative Agent and the Grantor hereby agree that the Grantor shall not have any right of reinstatement pursuant to Article 54(4) of the Law or otherwise.

9.11	The Administrative Agent is not obliged to marshal, enforce, apply, appropriate, recover or exercise any security, guarantee or other right held by it, or any moneys or property that it holds or is entitled to receive, before the power of enforcement is exercised.

9.12	The Administrative Agent will be accountable (and the Grantor is entitled to be credited) only for actual value or proceeds realised by the Administrative Agent arising from the appropriation, sale or other realisation of any Collateral by the Administrative Agent.

9.13	If the value or proceeds of the appropriation, sale or other realisation of any Collateral is insufficient to discharge the Secured Obligations in full, the Grantor will remain liable to the Administrative Agent for any shortfall.

10.	ASSIGNMENT AND SUCCESSION

10.1	The Administrative Agent may grant a participation in or make an assignment or transfer or otherwise dispose of, the whole or any part of its rights and benefits under this Agreement and in particular (without limitation) the benefit of any Security Interest in accordance with Article VIII of the Credit Agreement and appoint such assignee and/or transferee as a new and successor Administrative Agent under this Agreement.

10.2	The Security Interests and other rights of the Administrative Agent arising under this Agreement shall remain valid and binding notwithstanding any amalgamation, reorganisation, merger or redomiciliation by or involving the Administrative Agent and shall inure for the benefit of the Administrative Agent’s successors.

10.3	The Grantor may not assign or transfer all or any part of its rights, benefits and or obligations under this Agreement without the prior written consent of the Administrative Agent.

11.	SET-OFF

11.1	The Administrative Agent may, while an Event of Default is continuing, without notice to the Grantor and both before and after demand, apply any credit balance which is at any time held by any office or branch of the Administrative Agent for the account of the Grantor in or towards satisfaction of any sum then due and payable from the Grantor to the Administrative Agent.

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11.2	For the purposes of exercising any rights under this Clause 11, or any rights under the general law, the Administrative Agent may convert or translate all or any part of such credit balance into another currency by applying the Exchange Rate.

11.3	The Administrative Agent is not obliged to exercise any of its rights under this Clause 11 and such rights are without prejudice and in addition to any rights under the general law.

11.4	In this Clause 11 the expression “rights under the general law” means any rights of set-off, combination or consolidation of accounts, lien or similar rights to which the Administrative Agent is entitled under any applicable law.

12.	SUSPENSE ACCOUNT

12.1	The Administrative Agent may, in its discretion, place to the credit of a suspense account or impersonal account for so long as the Administrative Agent shall think fit, any monies received under or in connection with this Agreement in order to, amongst other things and as required by the Administrative Agent, preserve the rights of the Administrative Agent and the other Secured Parties to prove for the full amount of all claims against the Grantor or any other person.

12.2	The Administrative Agent may, at any time, apply any of the monies referred to in Clause 12.1 in or towards satisfaction of any of the Secured Obligations as the Administrative Agent, in its absolute discretion, may from time to time conclusively determine.

13.	EXTINGUISHMENT OF SECURITY INTEREST(S)

13.1	The Security Interests shall not be extinguished prior to the expiry of the Security Period.

13.2	Where the Secured Obligations include obligations as to any Further Advance, whether expressly or in terms, the Security Interests shall not be extinguished by the repayment of any current advance.

13.3	Upon expiry of the Security Period, the Administrative Agent shall, at the request and cost of the Grantor, take such steps as may be reasonably required to release the Security Interests and return any documentation delivered to the Administrative Agent pursuant to Clause 2.

13.4	Prior to the expiry of the Security Period, the Grantor shall not serve a demand that the Administrative Agent register a financing change statement discharging a registration of a financing statement in respect of a Security Interest made by the Administrative Agent under or in connection with this Agreement.

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14.	MISCELLANEOUS

14.1	The Administrative Agent may exchange or convert to the Required Currency any currency held or received at the Exchange Rate.

14.2	The Security Interests shall take effect as a security for the whole and every part of the payment or performance of the Secured Obligations.

14.3	Each Security Interest is independent of, and in addition to and will not merge with, be prejudicially affected by, or prejudicially affect, any other Security Interest or other Lien or guarantee for any of the Secured Obligations now or subsequently held by the Administrative Agent or any person on its behalf or any other Secured Party.

14.4	The rights and remedies of the Administrative Agent under this Agreement may be exercised from time to time and as often as the Administrative Agent deems expedient and are in addition to and shall neither prejudice nor be prejudiced by any other security or right or remedy which is at any time available to the Administrative Agent or any other Secured Party (whether at law or pursuant to this Agreement, another agreement or the order of any court).

14.5	Any settlement or discharge between the Administrative Agent and the Grantor in respect of the Secured Obligations shall be conditional upon no security provided, or payment made, to the Administrative Agent or any other Secured Party by the Grantor or any other person being avoided or reduced by virtue of any provision of any enactment or law relating to Bankruptcy, winding-up or insolvency, including without limitation any such provision concerning “transactions at an undervalue”, “fraudulent or voidable preferences”, “preferences” or any provision similar or analogous thereto. If any such security or payment shall be so avoided or reduced, the Administrative Agent shall be entitled to recover the value or amount thereof from the Grantor as if no such settlement or discharge had taken place.

14.6	No delay, omission, time or indulgence on the part of the Administrative Agent (or any other Secured Party) in exercising any right or remedy under this Agreement shall impair that right or remedy or (in the absence of an express reservation to that effect) operate as or be taken to be a waiver of it; nor shall any single partial or defective exercise of any such right or remedy preclude any other or further exercise of that or any other right or remedy. Without prejudice to the generality of the foregoing, the Administrative Agent may exercise or refrain from exercising any of its rights and remedies independently in respect of different parts of the Collateral.

14.7	Save as otherwise expressly provided in this Agreement and subject always to the Law, any liberty or power which may be exercised or any determination which may be made by the Administrative Agent may be exercised or made in the absolute and unfettered discretion of the Administrative Agent which shall not be under any obligation to give reasons.

14.8	The Grantor acknowledges that the Administrative Agent has no obligation to perform any of the obligations of the Grantor, including in respect of the Collateral, or to make any payments or to enquire as to the nature or sufficiency of any payments made by or on behalf of the Grantor or to take any other action to collect or enforce payment of amounts the Administrative Agent is entitled to under or pursuant to this Agreement in respect of any Collateral.

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14.9	If at any time one or more of the provisions of this Agreement becomes invalid, illegal or unenforceable in any respect, that provision shall be severed from the remainder and the validity, legality and enforceability of the remaining provisions of this Agreement shall not be affected or impaired in any way. In particular, without prejudice to the generality of the foregoing, no defect in respect of a Security Interest created or intended to be created over any part of the Collateral shall affect the Security Interest created over any other part.

14.10	No variation or amendment of this Agreement shall be valid unless in writing and signed by or on behalf of the Grantor and the Administrative Agent. Any waiver by the Administrative Agent of any Event of Default or other breach of terms of this Agreement, and any consent or approval given by the Administrative Agent for the purposes of this Agreement, shall also be effective only if given in writing and then only for the purpose and upon the terms and conditions, if any, on which it is granted.

14.11	The Grantor may not direct the application by the Administrative Agent of any sums received by the Administrative Agent under, or pursuant to, any of the terms of this Agreement or in respect of the Secured Obligations.

14.12	The Administrative Agent shall without prejudice to its other rights and powers under this Agreement be entitled (but not bound) at any time and as often as may be necessary to take any such action as it may in its discretion think fit for the purpose of protecting the Security Interests.

14.13	Any certificate submitted by the Administrative Agent to the Grantor as to the amount of the Secured Obligations or any other amount referred to in or arising under this Agreement shall, in the absence of manifest error, be conclusive and binding on the Grantor.

14.14	Time shall be of the essence in respect of the performance of any obligation of the Grantor under this Agreement.

14.15	This Agreement may be executed in any number of counterparts each of which shall be an original but which shall together constitute one and the same instrument.

14.16	The Administrative Agent shall at no time be deemed to authorise impliedly or otherwise any dealing in the Collateral for the purposes of Article 24 (Continuation of security interests in proceeds) of the Law, except where such dealing is permitted or not prohibited by any Loan Document.

14.17	In accordance with Article 65 (Applicant to pass on verification statement) of the Law, the Grantor hereby irrevocably waives the right to receive a copy of any verification statement relating to any financing statement or financing change statement registered in respect of any Security Interest.

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14.18	In accordance with Article 78 (No fee for compliance with demand) of the Law and without prejudice to any obligation under the Credit Agreement, the Grantor shall pay to the Administrative Agent on demand the Administrative Agent’s fees (calculated in accordance with its standard scale of fees and charges from time to time), costs and expenses including, but not limited to, legal fees and expenses on solicitor and own client basis, in connection with any demand for registration of a financing change statement relating to a Security Interest served or purported to be served by any person at any time under or pursuant to Article 75 (Demand for registration of financing change statement) of the Law.

14.19	Each party to this Agreement shall comply in all respects with the Data Protection Laws as far as they may apply from time to time and each such party shall assist the other in bringing such fair processing and other notices as may be required by the other party and in the form required by the other party to the attention of data subjects.

14.20	The Administrative Agent shall hold the benefit of this Agreement inclusive of, inter alia, the security interests, confirmations, representations and warranties and undertakings and covenants given by the Grantor in and pursuant to this Agreement upon trust for the Secured Parties.

14.21	The Administrative Agent as trustee under this Agreement shall have the duties of a trustee as agreed between the Secured Parties. All and any other duties and liabilities of a trustee that would otherwise attach to the Administrative Agent as a trustee under or by reason of this Agreement are hereby excluded to the maximum extent permitted by law and without prejudice to the generality of the foregoing the Administrative Agent:

	14.21.1	shall have no duty either to preserve or to enhance the value of the Collateral being the trust property of the trust constituted under this Agreement; and

	14.21.2	shall have no liability for any loss to the trust property constituted under this Agreement unless that loss was caused by the Administrative Agent’s own fraud, wilful misconduct or gross negligence.

15.	COMMUNICATIONS

15.1	The provisions of section 9.01 (Notices) of the Credit Agreement shall apply (subject to any necessary modification) to this Agreement as though they were set out in full in this Agreement and as if references in such clause to “this Agreement” were references to this Agreement and references to a “Loan Party” included the Grantor.

16.	GOVERNING LAW AND JURISDICTION

16.1	This Agreement shall be governed by and construed in accordance with the laws of the Island of Jersey and the parties hereby irrevocably agree for the exclusive benefit of the Administrative Agent that the courts of the Island of Jersey are to have exclusive jurisdiction (without prejudice

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to Clauses 16.2 to 16.4) to settle any disputes which arise out of or in connection with this Agreement and that accordingly any suit, action or proceeding arising out of or in connection with this Agreement (“Proceedings”) shall be brought in such court.

16.2	Nothing contained in this Agreement shall limit the right of the Administrative Agent to take Proceedings, serve process or seek the recognition or enforcement of a judgment or any similar or related matter against the Grantor in any convenient, suitable or competent jurisdiction nor shall the taking of any action in one or more jurisdiction preclude the taking of action in any other jurisdiction, whether concurrently or not.

16.3	The Grantor irrevocably waives (and hereby irrevocably agrees not to raise) any objection which it may have now or hereafter to laying of the venue of any Proceedings in any such court as referred to in this Clause, any claim that any such Proceedings have been brought in an inconvenient forum and any right it may have to claim for itself or its assets immunity from suit, execution, attachment or other legal process.

16.4	The Grantor further hereby irrevocably agrees that a judgment in any Proceedings brought in any such court as is referred to in this Clause shall be conclusive and binding upon the Grantor and may be enforced in the court of any other jurisdiction.

17.	AGENT FOR SERVICE

The Grantor irrevocably appoints Mimecast Offshore Limited of 22 Grenville Street St Helier Jersey JE4 8PX Jersey to act as its agent to receive and accept on its behalf any process or other document relating to Proceedings brought in the courts of the Island of Jersey.

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IN WITNESS whereof the parties have duly executed this Agreement the day and year first above written

SIGNED by Peter Andrew James Campbell

for and on behalf of

MIMECAST UK LIMITED	By:	/s/ Peter Andrew James Campbell
Peter Andrew James Campbell Executive Director

SIGNED

for and on behalf of

JPMORGAN CHASE BANK, N.A.

as Administrative Agent for the Secured Parties

by: Eleftherios Karsos	By:	/s/ Eleftherios Karsos
Eleftherios Karsos Authorized Signatory

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